EXHIBIT 11
                                  ==========

                     PEOPLES BANCORP INC. AND SUBSIDIARIES
                     -------------------------------------
                       COMPUTATION OF EARNINGS PER SHARE
                       ---------------------------------


                                   For the Three            For the Six
                                   Months Ended             Months Ended
                                     June 30,                 June 30,
                                1997         1996        1997         1996
                             ----------   ----------  ----------   ----------
PRIMARY EARNINGS PER SHARE
--------------------------
EARNINGS:
Net income                   $2,125,000   $1,971,000  $4,127,000   $3,852,000

COMMON SHARES OUTSTANDING:
Weighted average common
  shares outstanding*         3,449,968    3,439,371   3,447,931    3,434,008
Add:  net effect of the
      assumed exercise of
      outstanding stock
      options - based on the
      treasury stock method     103,514       31,711      92,386       31,873
                             ----------   ----------  ----------   ----------
  Total primary weighted
   average shares outstanding 3,553,482    3,471,082   3,540,317    3,465,881
                             ----------   ----------  ----------   ----------

  PRIMARY EARNINGS PER SHARE      $0.60        $0.57       $1.17        $1.11
                             ----------   ----------  ----------   ----------


FULLY DILUTED EARNINGS PER SHARE
--------------------------------
EARNINGS:
Net income                   $2,125,000   $1,971,000  $4,127,000   $3,852,000

COMMON SHARES OUTSTANDING:
Weighted average common
  shares outstanding*         3,449,968    3,439,371   3,447,931    3,434,008
Add:  net effect of the
      assumed exercise of
      outstanding stock
      options - based on the
      treasury stock method     122,692       35,007     119,726       34,989
                             ----------   ----------  ----------   ----------
  Total fully diluted
   weighted average shares
   outstanding                3,572,660    3,474,378   3,567,657    3,468,997
                             ----------   ----------  ----------   ----------

  FULLY DILUTED EARNINGS
    PER SHARE                     $0.59        $0.57       $1.16        $1.11
                             ----------   ----------  ----------   ----------


* Adjusted for 10% stock dividend issued to stockholders of record at July 15, 1996.